Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

August 20, 2003

Contact: Emanuel Chirico

Executive Vice President & Chief Financial Officer

(212) 381-3503

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS

2003 SECOND QUARTER RESULTS

o RESULTS IN LINE WITH GUIDANCE

o CALVIN KLEIN INTEGRATION ON PLAN

o CALVIN KLEIN WOMEN'S SPORTSWEAR AGREEMENT COMPLETED

Phillips-Van Heusen Corporation reported second quarter net income of $9.0 million, or $0.13 per diluted common share after preferred dividends. Excluding integration costs associated with the acquisition of Calvin Klein and a one-time gain from the Company's sale of its investment in Gant, net income in the current year's second quarter was $11.6 million, or $0.21 per diluted common share after preferred dividends, which is in line with the Company's previous earnings guidance. In the prior year's second quarter, net income was $7.9 million, or $0.28 per diluted common share.

For the six months, net income in the current year was $6.8 million, resulting in a net loss of $0.09 per diluted common share after preferred dividends. Excluding Calvin Klein integration costs and the Gant gain, net income for the six months improved to $19.4 million, or $0.32 per diluted common share after preferred dividends, in the current year from net income of $7.0 million, or $0.25 per diluted common share, in the prior year.

The after-tax integration costs associated with the Calvin Klein acquisition were $4.1 million, or $0.13 per share, and $14.1 million, or $0.46 per share, in the quarter and six months ended August 3, 2003, respectively. Such costs consist of (i) the operating losses of certain Calvin Klein businesses which the Company will close or license, and associated costs in connection therewith, and (ii) the costs of certain duplicative personnel and facilities during the integration of various logistical and back office functions. During the current quarter, the Company sold its minority interest in Gant

Company AB for $17.2 million, after related fees and expenses, which resulted in a one-time after-tax gain of $1.5 million, or $0.05 per share. (Please see Consolidated Income Statements below for a reconciliation of GAAP amounts to non-GAAP financial measures.)

The improvement in second quarter net income, excluding Calvin Klein integration costs and the Gant gain, was primarily due to $11.0 million of operating earnings associated with the Calvin Klein Licensing segment. These earnings were partially offset by a $4.2 million increase in interest expense associated with financing the Calvin Klein acquisition.

The decrease in net income per diluted common share in the second quarter, excluding Calvin Klein integration costs and the Gant gain, was due to $5.1 million of dividends on the Company's convertible preferred stock and an increase in average common shares outstanding. The convertible preferred stock and additional common stock were both issued in connection with the Calvin Klein acquisition.

Total revenues in the second quarter increased 14% to $377.1 million from $331.2 million in the prior year. For the six month period, total revenues were $754.1 million in the current year, an increase of 11% over the prior year amount of $680.6 million. These increases were due principally to the addition of royalty revenues generated by the Calvin Klein Licensing segment, as well as increases in the Company's wholesale apparel businesses, particularly Izod, Van Heusen and Arrow. These increases were partially offset by sales declines in the Company's retail businesses.

Commenting on these results, Bruce J. Klatsky, Chairman and Chief Executive Officer, noted that "Despite the continuing difficult retail environment, we are pleased with our second quarter results, which were in line with previous guidance. The strong performance of our Calvin Klein and wholesale apparel businesses continued to help minimize the earnings decline in our retail divisions which suffered from negative comp store sales and higher promotional selling."

Mr. Klatsky continued, "The integration of the Calvin Klein operations, as well as the goals we set for the brand, continue to proceed on plan. We are extremely pleased with our recently announced licensing agreement with the joint venture formed by the Kellwood Company for the development of a better women's sportswear line that will launch as early as Spring 2004. In addition, we remain on target to launch a better men's sportswear line in early Fall 2004."

Mr. Klatsky further stated, "Given the very difficult retail environment, we are cautiously holding our 2003 earnings per share estimate of $0.95 to $1.00 after preferred dividends, which excludes Calvin Klein integration costs and the Gant gain. Including Calvin Klein integration costs and the Gant gain, we estimate that GAAP earnings per share will be in the range of $0.30 to $0.35 after preferred dividends. In order to achieve our earnings estimates, we are anticipating an improvement in our retail businesses in the second half of the year, as we leave the largely tourist and vacation driven selling period and enter the Fall and Holiday selling seasons." (Please see Supplementary Fiscal 2003 Earnings Guidance below for more details.)

The Company webcasts its conference calls to review its earnings releases. The Company's conference call to review its second quarter earnings release is scheduled for Thursday, August 21, 2003 at 11:00 a.m. EST. Please log on either to our web site at www.pvh.com and go to the News Release page or to CCBN's website at www.companyboardroom.com to listen to the live webcast of the conference call. The webcast will be available for replay for 30 days after it is held, commencing approximately two hours after the live broadcast ends. Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay. In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held. The replay of the conference call can be accessed by calling 1-800-428-6051 and using passcode # 301791. The conference call and webcast consist of copyrighted material. They may not be re- recorded, reproduced, retransmitted, rebroadcast or otherwise used without the Company's express written permission. Your participation represents your consent to these terms and conditions, which are governed by New York law.

* * * * * * * *

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends and other factors; (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth, cost savings or synergies from integrating, developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, such as the recent SARS outbreak, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's, or the Company's existing, operations, employee relationships, vendor relationships, customer relationships or financial performance and (vii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)
	Quarter Ended
	8/3/03
			Results
			Excluding
	Results	Calvin Klein Integration	Calvin Klein Integration	Quarter
	Under	Costs and	Costs and	Ended
	GAAP	Gant Gain	Gant Gain	8/4/02

Net sales	$348,290	$ 4,675	$343,615	$328,897
Royalty and other revenues	28,795		28,795	2,295
Total revenues	$377,085	$ 4,675	$372,410	$331,192

Gross profit on net sales	$126,994	$ (612)	$127,606	$127,365
Gross profit on royalty and
other revenues	28,795		28,795	2,295
Total gross profit	155,789	(612)	156,401	129,660

Selling, general and
administrative expenses	135,737	6,587	129,150	111,885

Gain on sale of investment	3,496	3,496

Earnings (loss) before interest and
taxes	23,548	(3,703)	27,251	17,775

Interest expense, net	9,662		9,662	5,505

Pre-tax income (loss)	13,886	(3,703)	17,589	12,270

Income tax expense (benefit)	4,909	(1,071)	5,980	4,417

Net income (loss)	8,977	(2,632)	11,609	7,853

Preferred stock dividends	5,076		5,076

Net income (loss) available to
common stockholders	$ 3,901	$ (2,632)	$ 6,533	$ 7,853

Basic net income per
common share	$ 0.13		$ 0.22	$ 0.28

Diluted net income per
common share	$ 0.13		$ 0.21	$ 0.28

Average basic shares outstanding	30,359		30,359	27,783

Average diluted shares outstanding	30,888		30,888	28,330

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)
	Six Months Ended
	8/3/03
			Results
			Excluding
	Results	Calvin Klein Integration	Calvin Klein Integration	Six Months
	Under	Costs and	Costs and	Ended
	GAAP	Gant Gain	Gant Gain	8/4/02

Net sales	$695,871	$ 10,679	$685,192	$676,080
Royalty and other revenues	58,243		58,243	4,533
Total revenues	$754,114	$ 10,679	$743,435	$680,613

Gross profit on net sales	$252,513	$ (397)	$252,910	$244,007
Gross profit on royalty and
other revenues	58,243		58,243	4,533
Total gross profit	310,756	(397)	311,153	248,540

Selling, general and
administrative expenses	285,402	21,928	263,474	226,339

Gain on sale of investment	3,496	3,496

Earnings (loss) before interest and
taxes	28,850	(18,829)	47,679	22,201

Interest expense, net	18,226		18,226	11,229

Pre-tax income (loss)	10,624	(18,829)	29,453	10,972

Income tax expense (benefit)	3,800	(6,214)	10,014	3,950

Net income (loss)	6,824	(12,615)	19,439	7,022

Preferred stock dividends	9,569		9,569

Net income (loss) available to
common stockholders	$ (2,745)	$(12,615)	$ 9,870	$ 7,022

Basic net income (loss)
per common share	$ (0.09)		$ 0.33	$ 0.25

Diluted net income (loss)
per common share	$ (0.09)		$ 0.32	$ 0.25

Average basic shares outstanding	30,144		30,144	27,728

Average diluted shares outstanding	30,144		30,531	28,251

Notes:

1) The after-tax integration costs associated with the Calvin Klein acquisition were $4.1 million, or $0.13 per share, and $14.1 million, or $0.46 per share, in the quarter and six months ended August 3, 2003. Such costs consist of (i) the operating results of certain Calvin Klein businesses which the Company will close or license, and associated costs in connection therewith, and (ii) the costs of certain duplicative personnel and facilities during the integration of various logistical and back office functions. During the second quarter, the Company sold its minority interest in Gant Company AB for $17.2 million, after related fees and expenses, which resulted in a one- time after-tax gain of $1.5 million, or $0.05 per share.

The Company believes presenting its results excluding Calvin Klein integration costs and the Gant gain provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise. Investors often believe that ongoing operations provide the best measure of assessing performance and provide a more meaningful basis to compare against future results. The Company uses its results excluding Calvin Klein integration costs and the Gant gain to discuss its business with investment institutions, the Company's Board of Directors and others. Such results are also the basis for certain incentive compensation calculations.

2) The Company uses EBITDA to discuss its business with investment institutions, the Company's Board of Directors, lenders and others. EBITDA is provided because it is an important measure of financial performance commonly used to determine the value of companies and to define standards for borrowing from institutional lenders. We have presented EBITDA to enhance your understanding of our operating results. EBITDA represents net income before interest expense, income taxes, depreciation and amortization.
	Quarter Ended
	8/3/03
			Results
			Excluding
		Calvin Klein	Calvin Klein
	Results	Integration	Integration	Quarter
	Under	Costs and	Costs and	Ended
	GAAP	Gant Gain	Gant Gain	8/4/02
($000)
Net income (loss)	$8,977	$(2,632)	$11,609	$7,853
Plus:
Income tax expense (benefit)	4,909	(1,071)	5,980	4,417
Interest expense, net	9,662		9,662	5,505
Depreciation and amortization	6,895		6,895	6,298
EBITDA	$30,443	$(3,703)	$34,146	$24,073
	Six Months Ended
	8/3/03
			Results
			Excluding
		Calvin Klein	Calvin Klein	Six
	Results	Integration	Integration	Months
	Under	Costs and	Costs and	Ended
	GAAP	Gant Gain	Gant Gain	8/4/02
($000)
Net income (loss)	$6,824	$(12,615)	$19,439	$7,022
Plus:
Income tax expense (benefit)	3,800	(6,214)	10,014	3,950
Interest expense, net	18,226		18,226	11,229
Depreciation and amortization	13,671		13,671	12,506
EBITDA	$42,521	$(18,829)	$61,350	$34,707

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)
	August 3,	August 4,
	2003	2002
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 81,344	$ 80,281
Receivables	126,383	93,128
Inventories	258,809	230,084
Other	44,519	33,295
Total Current Assets	511,055	436,788
Property, Plant and Equipment	140,310	133,242
Goodwill and Other Intangible Assets	548,519	112,975
Other	64,365	52,595
	$1,264,249	$735,600

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable and Accrued Expenses	$ 178,609	$133,811
Long-Term Debt	399,055	248,973
Other Liabilities	129,045	80,232
Series B Convertible Redeemable Preferred Stock	259,569
Stockholders' Equity	297,971	272,584
	$1,264,249	$735,600

As of August 3, 2003, receivables and inventories include $27,870 and $9,384, respectively, related to the Calvin Klein businesses.

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)
	Quarter Ended
	8/3/03
			Results
			Excluding
	Results	Calvin Klein Integration	Calvin Klein Integration	Quarter
	Under	Costs and	Costs and	Ended
	GAAP	Gant Gain	Gant Gain	8/4/02

Revenues - Apparel and Footwear
Net sales	$339,693		$339,693	$328,897
Royalty and other revenues	3,199		3,199	2,295
Total	342,892		342,892	331,192

Revenues - Calvin Klein Licensing
Net sales	8,597	$ 4,675	3,922
Royalty and other revenues	25,596		25,596
Total	34,193	4,675	29,518

Total Revenues
Net sales	348,290	4,675	343,615	328,897
Royalty and other revenues	28,795		28,795	2,295
Total	$377,085	$ 4,675	$372,410	$331,192

Operating earnings - Apparel and
Footwear	$ 22,593		$ 22,593	$ 23,594

Operating earnings (loss) - Calvin
Klein Licensing	3,823	$(7,199)	11,022

Corporate expenses	2,868	(3,496)	6,364	5,819

Earnings (loss) before interest and taxes	$ 23,548	$(3,703)	$ 27,251	$ 17,775

Please see note #1 to the Consolidated Income Statements for a description of the Calvin Klein integration costs and Gant gain.

Corporate expenses under GAAP are net of the $3,496 pre-tax Gant gain.

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)
	Six Months Ended
	8/3/03
			Results
			Excluding
	Results	Calvin Klein Integration	Calvin Klein Integration	Six Months
	Under	Costs and	Costs and	Ended
	GAAP	Gant Gain	Gant Gain	8/4/02

Revenues - Apparel and Footwear
Net sales	$678,019		$678,019	$676,080
Royalty and other revenues	6,394		6,394	4,533
Total	684,413		684,413	680,613

Revenues - Calvin Klein Licensing
Net sales	17,852	$ 10,679	7,173
Royalty and other revenues	51,849		51,849
Total	69,701	10,679	59,022

Total Revenues
Net sales	695,871	10,679	685,192	676,080
Royalty and other revenues	58,243		58,243	4,533
Total	$754,114	$ 10,679	$743,435	$680,613

Operating earnings - Apparel and
Footwear	$ 37,048		$ 37,048	$ 33,689

Operating earnings (loss) - Calvin
Klein Licensing	1,115	$(22,325)	23,440

Corporate expenses	9,313	(3,496)	12,809	11,488

Earnings (loss) before interest and taxes	$ 28,850	$(18,829)	$ 47,679	$ 22,201

Please see note #1 to the Consolidated Income Statements for a description of the Calvin Klein integration costs and Gant gain.

Corporate expenses under GAAP are net of the $3,496 pre-tax Gant gain.

Phillips-Van Heusen Corporation
Supplementary Fiscal 2003 Earnings Guidance Results Excluding Calvin Klein Integration Costs and Gant Gain(1)

In millions, Except Per Share
Sales			$ 1,440.4	--	$ 1,448.4
Licensing revenues			115.0	--	120.0
			1,555.4	--	1,568.4
Earnings before interest
and taxes			112.0	--	115.0

Interest expense			37.0	--	37.5

Pre-tax income			75.0	--	77.5

Income taxes (34% rate)			25.5	--	26.5

Net Income			49.5	--	51.0

Preferred dividends				20.1

Net income available to
common stockholders			$ 29.4	--	$ 30.9

Average shares				30.8

Diluted earnings per common share			$ 0.95	--	$ 1.00

Quarterly Data
	REVENUES			EPS (2)
1st Quarter (actual)		$371.0		$0.11
2nd Quarter (actual)		372.4		0.21
3rd Quarter (projected)	452.0	--	460.0	0.41	--	0.44
4th Quarter (projected)	360.0	--	365.0	0.13	--	0.15

  The Company expects Calvin Klein integration costs and the Gant gain to approximate $20.0 million, net of tax, or $0.65 per share. The revenues and operating results of the Calvin Klein integration and the Gant gain are excluded from the above guidance. Please see note #1 to the Consolidated Income Statements for a description of the Calvin Klein integration costs and Gant gain.

(2) Earnings per share is computed as follows:
o Third quarter EPS projections assume conversion of the Preferred Stock into common shares because if conversion is not assumed, EPS would increase to $0.50 - $0.53, which is anti-dilutive.

o The other three quarters and full year EPS projections treat preferred dividends as a reduction of net income as the assumed conversion of Preferred Stock in each of these periods would increase EPS, which is anti-dilutive

As a result of these differences in calculation, the sum of the quarters will not equal the full year EPS.